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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     As Independent Public Accountant, I consent to the use of my report dated December 19, 1996 and to all references to my firm in or made part of the S-8 Registration Statement of Dental Services of America, Inc.



                                              /s/Harvey Judkowitz
                                          -------------------------------
                                          HARVEY JUDKOWITZ



Miami, Florida
February 11, 1997